                                                                   Exhibit 99.1

                          Form 4 Joint Filer Information

Names of the Reporting Persons: * Coliseum Capital Management, LLC, a Delaware
                                  limited liability company ("CCM");

                                * Coliseum Capital, LLC, a Delaware limited
                                  liability company ("CC");

                                * Coliseum Capital Partners, L.P., a Delaware
                                  limited partnership ("CCP");

                                * Adam Gray; and

                                * Christopher Shackelton, a member of the board
                                  of directors of Advanced Emissions Solutions,
                                  Inc..

Address for each of the Reporting
Persons:                           Metro Center, 1 Station Place, 7th Floor
                                   South, Stamford, CT 06902

Date of Earliest Transaction
Required to be Reported:           October 2, 2014

Designated Filer for each of the
Reporting Persons:                 Coliseum Capital Management, LLC

Issuer & Ticker Symbol for each
of the Reporting Persons:          Advanced Emissions Solutions, Inc.; ADES

Title of Non-Derivative Security
for each of the Reporting Persons: Common Stock $0.001 par value (the "Stock")

Non-Derivative Securities
Acquired:                          The Reporting Persons acquired Stock as
                                   follows:

                                                    Amount of Securities
                                                     Beneficially Owned
                                                     Following Reported
  Transaction   Amount of Securities   Price            Transaction
      Date            Acquired         -----            -----------
      -----           ---------
  10/02/2014          375,000          $20.97         2,093,334 (1)(2)

(1)  Following the transactions reported herein, Blackwell Partners, LLC, a separate account investment advisory client of CCM ("Blackwell") directly beneficially owned 476,243 shares of Stock, CCP directly beneficially owned
1,278,281 shares of Stock and Coliseum Capital Partners II, L.P. ("CCP2" and,
together with CCP, the "Funds") directly beneficially owned 338,810 shares of
Stock.

(2)  These securities are held directly by (a) CCP, (b) CCP2 and (c) Blackwell.
Mr. Shackelton and Adam Gray are managers of and have an ownership interest in each of CCM and CC and may be deemed to have an indirect pecuniary interest in the shares held by the Funds and Blackwell due to CCM's right to receive performance-related fees Blackwell and CC's right to receive performance-related fees from the Funds. Each of Christopher Shackelton, Adam Gray, CCP, CCP2,
Blackwell, CC and CCM disclaim beneficial ownership of these securities except to the extent of that person's pecuniary interest therein.